Exhibit 99.1

CytomX Therapeutics Reports Second Quarter 2022 Financial Results and

Provides Business Update

- Recently-announced company restructuring focuses internal efforts on wholly-owned next-generation conditionally activated therapeutics, extending cash runway to 2025 -

- New INDs for two next-generation product candidates anticipated in 2023 -

- Continued progress with partnered clinical programs: CX-904 (Amgen, Phase 1), BMS-986249 (Bristol Myers Squibb, Phase 2), and CX-2029 (AbbVie, Phase 2) -

SOUTH SAN FRANCISCO, Calif., August 4, 2022 – CytomX Therapeutics, Inc. (Nasdaq: CTMX), a leader in the field of conditionally activated oncology therapeutics, today reported second quarter 2022 financial results and provided a business update.

“Our commitment to destroying cancer differently is stronger than ever at CytomX and we firmly believe that our multi-modality Probody® therapeutic platform has the potential to deliver differentiated medicines for the treatment of people with cancer. Our company restructuring announced in July puts CytomX in the strongest possible position to maintain our technological leadership and advance our exciting, emerging pre-clinical and early clinical pipeline, capitalizing on our continued learnings from the clinic,” said Sean McCarthy, D.Phil., chief executive officer and chairman at CytomX Therapeutics. “We also continue to work intensively with our partners to advance multiple novel product candidates towards clinical proof of concept,” continued Dr. McCarthy.

Second Quarter Business Highlights and Recent Developments

•
Strategic realignment –CytomX announced restructuring plans to focus on its early-stage pipeline development, including partnered programs, and to realign capital resources, extending cash runway into 2025.
•
T-cell-engaging bispecific (TCB) EGFRxCD3 program – CX-904 is a conditionally activated TCB designed to target the epidermal growth factor receptor (EGFR) on cancer cells and the CD3 receptor on T cells within the tumor microenvironment, and is partnered with Amgen. The first patient was dosed in a Phase 1 study of CX-904 in patients with advanced solid tumors.
•
Ipilimumab Probody program – BMS-986249 and BMS-986288 are Probody versions of the CTLA4-targeting antibodies, ipilimumab and non-fucosylated ipilimumab, respectively, and are being developed by Bristol Myers Squibb. BMS-986249 is being evaluated in a randomized Phase 2 study in combination with nivolumab versus ipilimumab plus nivolumab in patients newly diagnosed with advanced melanoma. This novel combination is also being studied in advanced hepatocellular carcinoma, castration-resistant prostate cancer, and triple-negative breast cancer. Bristol Myers Squibb plans to present updated Phase 1 results for BMS-986249 at the ESMO Congress 2022 with the poster presentation titled “Anti–Cytotoxic T Lymphocyte Antigen-4 (CTLA 4) Probody BMS-986249 ± Nivolumab (NIVO) in Patients With Advanced

Cancers: Updated Phase 1 Results.” BMS-986288 is being evaluated as monotherapy and in combination with nivolumab in a Phase 1 study in advanced solid tumors.
•
CD71-directed antibody-drug conjugate (ADC) program – CX-2029 is a conditionally activated ADC directed toward CD71, the transferrin receptor, that is being co-developed by CytomX and AbbVie. Patient enrollment into the Phase 2 expansion study is now complete in all three solid cancer indications, including the esophageal/gastro-esophageal junction (E/GEJ) cancer cohort. The diffuse large B-cell lymphoma cohort was deprioritized due to strategic and competitive reasons and did not enroll any patients. A data update for the fully enrolled squamous non-small cell lung cancer cohort is expected in the fourth quarter of 2022. Data from the E/GEJ cancer cohort continues to mature.
•
CD166-directed ADC program – Praluzatamab ravtansine is a conditionally activated ADC directed toward CD166 and is wholly-owned by CytomX. In a three-arm Phase 2 study, praluzatamab ravtansine demonstrated single-agent activity in heavily-pretreated patients with advanced hormone receptor-positive, HER2-non-amplified breast cancer at the starting dose of 7 mg/kg every three weeks, but median progression-free survival data did not support further evaluation at this dose. While the emerging safety profile of the 6 mg/kg dose is encouraging, CytomX is not advancing this program alone and will seek a collaboration partnership.
•
Interferon (IFN) alpha-2b program – CX-801 is a wholly-owned IFN alpha-2b Probody. In preclinical studies, CX-801 demonstrated a wide therapeutic index with an enhanced tolerability profile versus unmasked IFN, without compromising its potent antitumor effects. CytomX continued to advance this program with the goal of submitting an investigational new drug application (IND) in the second half of 2023. Preclinical data for the program were presented at AACR 2022.
•
EpCAM-directed ADC program – CX-2051 is a wholly-owned conditionally activated ADC directed toward the epithelial cell adhesion molecule (EpCAM), with potential applicability across multiple EpCAM-expressing epithelial cancers. CytomX has prioritized the development of CX-2051 and an IND submission is planned in the second half of 2023.
•
Early-stage programs – CytomX continued to work internally and with existing partners Astellas, AbbVie, Amgen, and Bristol Myers Squibb on the broad application of its multi-modality Probody platform to additional product candidates.
•
Publication – CytomX continued to publish key results supporting its platform and pipeline, taking the total preclinical and clinical manuscripts published since 2021 to eight. Nonclinical efficacy and safety of CX-2029 was published in the peer-reviewed journal Molecular Cancer Therapeutics. Preclinically, the anti-CD71 conditionally activated ADC exhibited a highly efficacious and acceptable safety profile that demonstrates the utility of the Probody platform to target CD71, an otherwise undruggable target. https://aacrjournals.org/mct/article/doi/10.1158/1535-7163.MCT-21-0193/699385/Nonclinical-efficacy-and-safety-of-CX-2029-an-anti

Priorities for 2022/2023

•
Complete company restructuring by end of 2022

•
Provide a data update for the Phase 2 study of CX-2029 in patients with squamous non-small cell lung cancer in the fourth quarter of 2022
•
Provide updated data from the Phase 2 study of praluzatamab ravtansine in advanced breast cancer in the fourth quarter of 2022
•
Continue enrolling patients with advanced solid tumors in the Phase 1 study of CX-904
•
Submit INDs for CX-801 and CX-2051 in the second half of 2023

Second Quarter 2022 Financial Results

Cash, cash equivalents and investments totaled $228 million as of June 30, 2022, compared to $305 million as of December 31, 2021.

Total revenue was $18 million for the three months ended June 30, 2022 compared to $16 million for the corresponding period in 2021. The increase in total revenue was largely related to the CD71 collaboration with AbbVie.

Research and development expenses increased by $5 million during the three months ended June 30, 2022 to $31 million compared to $26 million for the second quarter of 2021. The increase was primarily due to higher personnel-related expenses and laboratory contract services in support of our pre-clinical and clinical pipeline.

General and administrative expenses increased by $2.4 million during the second quarter of 2022 to $11.7 million. The increase was mainly in personnel and professional expenses.

Conference Call & Webcast Information

CytomX management will host a conference call and a simultaneous webcast today at 5:00 p.m. ET (2:00 p.m. PT)to discuss the financial results and provide a business update. To join the conference call, please dial (800) 715-9871 (domestic) or (646) 307-1963 (international) and reference the conference ID 4032732. A live webcast of the call can be accessed on the Events and Presentations page of CytomX's website at https://ir.cytomx.com/events-and-presentations. An archived replay of the webcast will be available on the Company’s website.

About CytomX Therapeutics, Inc.

CytomX is a clinical-stage, oncology-focused biopharmaceutical company dedicated to destroying cancer differently. By pioneering a novel class of conditionally activated biologics, powered by its Probody® technology platform, CytomX’s goal is to transcend the limits of current cancer treatments. CytomX’s robust and differentiated pipeline comprises seven therapeutic candidates in three treatment modalities. Three of these candidates are in Phase 2 studies across multiple cancer types, including CX-2029 and praluzatamab ravtansine. CX-2029 is an investigational conditionally activated antibody-drug conjugate (ADC) directed toward CD71, which has demonstrated encouraging antitumor activity in patients with squamous non-small cell lung cancer and is being developed in collaboration with AbbVie. Praluzatamab ravtansine is an investigational conditionally activated ADC directed toward CD166 and is being studied in patients with advanced breast cancer. CytomX’s clinical pipeline also includes cancer immunotherapeutic candidates against validated targets such as the CTLA-4-targeting Probody therapeutics, BMS-986249 and BMS-986288, partnered with Bristol Myers Squibb, as well as CX-904, a conditionally activated T-cell-engaging bispecific antibody targeting the epidermal growth factor receptor on tumor cells and the CD3 receptor on T cells, which is partnered with Amgen. In addition, CytomX has a diverse preclinical portfolio of wholly-owned assets such as CX-801, an interferon alpha-2b Probody cytokine that has broad potential applicability in traditionally immuno-oncology sensitive as well as insensitive (cold) tumors, and CX-2051, a conditionally activated ADC directed toward EpCAM, with potential applicability across multiple EpCAM-expressing epithelial cancers. CytomX has established strategic collaborations with multiple leaders in oncology, including AbbVie, Amgen, Astellas, and Bristol Myers Squibb. For more information about CytomX and how it is working to make conditionally activated treatments the new standard-of-care in the fight against cancer, visit www.cytomx.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits, safety and efficacy or progress of CytomX’s or any of its collaborative partners’ product candidates, including praluzatamab ravtansine, CX-2029, BMS-986249, BMS-986288, pacmilimab, CX-904, CX-801, and CX-2051, the potential benefits or applications of CytomX’s Probody platform technology, the ability of CytomX to fund operations into 2025 on current resources, CytomX’s ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of praluzatamab ravtansine, CX-2029, BMS-986249, BMS-986288, pacmilimab, and CX-904, and the timing of the commencement of clinical trials, initial and ongoing data availability, investigational new drug applications and other development milestones. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the unproven nature of CytomX’s novel Probody Platform technology; CytomX’s clinical trial product candidates are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the business, research and clinical operations of CytomX or its partners, including the development of preclinical drug candidates due to delays in and disruption of research activities and the development of clinical drug candidates due to delays in or disruption of clinical trials, including impacts on the enrollment of patients in clinical trials or other clinical trial disruptions; the possibility that the results of early clinical trials may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; the possibility that current preclinical research may not result in additional product candidates; CytomX’s dependence on the success of praluzatamab ravtansine, CX-2029, BMS-986249, BMS-986288, pacmilimab, CX-904, CX-801, and CX-2051; CytomX’s reliance on third parties for the manufacture of the Company’s product candidates; and possible regulatory developments in the United States and foreign countries. Additional applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2022. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Probody is a U.S. registered trademark of CytomX Therapeutics, Inc.

CytomX Contact:

Chau Cheng, PhD MBA

VP, Investor Relations & Corp. Communications

ccheng@cytomx.com

(650) 273-4999

Investor and Media Contact:

Stern Investor Relations

Stephanie Ascher

stephanie.ascher@sternir.com
212-362-1200

CYTOMX THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$18,165	$16,288	$35,302	$32,259
Operating expenses:
Research and development	31,159	26,100	61,718	48,472
General and administrative	11,748	9,393	22,292	18,619
Total operating expenses	42,907	35,493	84,010	67,091
Loss from operations	(24,742)	(19,205)	(48,708)	(34,832)
Interest income	262	44	330	112
Other income (expense), net	296	(82)	309	(77)
Net loss	$(24,184)	$(19,243)	$(48,069)	$(34,797)
Other comprehensive loss:
Unrealized gain (loss) on investments, net of tax	(243)	58	(920)	62
Comprehensive loss	$(24,427)	$(19,185)	$(48,989)	$(34,735)

Net loss per share:
Basic and diluted net loss per share	$(0.37)	$(0.30)	$(0.73)	$(0.55)
Shares used in computing basic and diluted net loss per share	65,542,762	65,055,998	65,468,638	63,023,349

CYTOMX THERAPEUTICS, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$129,290	$205,530
Short-term investments	98,875	99,696
Accounts receivable	1,014	790
Prepaid expenses and other current assets	3,591	4,285
Total current assets	232,770	310,301
Property and equipment, net	5,915	5,960
Intangible assets, net	948	1,021
Goodwill	949	949
Restricted cash	917	917
Operating lease right-of-use asset	17,692	19,362
Other assets	895	901
Total assets	$260,086	$339,411
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,920	$2,818
Accrued liabilities	31,732	34,236
Deferred revenue, current portion	65,787	69,262
Total current liabilities	99,439	106,316
Deferred revenue, net of current portion	95,863	125,660
Operating lease liabilities - long term	16,076	18,056
Total liabilities	211,378	250,032
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2022 and December 31, 2021.	—	—
Common stock, $0.00001 par value; 150,000,000 shares authorized and 65,756,492 and 65,392,758 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	631,662	623,344
Accumulated other comprehensive loss	(1,162)	(242)
Accumulated deficit	(581,793)	(533,724)
Total stockholders' equity	48,708	89,379
Total liabilities and stockholders' equity	$260,086	$339,411

_________________

(1)
The condensed balance sheet as of December 31, 2021 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.